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                                                                   Exhibit 8(r)


                                  SCHEDULE A
                                   Accounts


     Name of Accounts                Date of Resolution of Insurance
                                     Company's Board which Established
                                     The Account


     Variable Annuity Account 1      July 22, 1988

     Variable Life Account 1         July 22, 1988
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                                  SCHEDULE B
                                   Contracts


     1.  Contract form               -- Varifund
                                     -- Varifund Access
                                     -- Varifund Premium Plus

     2.  Contract form               Canada Life VUL